EXHIBIT 3

                            FORM OF DEBENTURE WARRANT
                                                                               o


UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE JULY 16, 2002.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT CERTIFICATE
            EXPIRES AT 4:30 P.M. (VANCOUVER TIME) ON MARCH 14, 2007

                             SHARE PURCHASE WARRANTS
                          TO PURCHASE COMMON SHARES OF

                                VISTA GOLD CORP.

THIS IS TO CERTIFY THAT, for value received

                       [Insert name and address of holder]


(the "Holder") is the holder of _________ common share purchase warrants (the "Warrants") of Vista Gold Corp. (the "Corporation"). Subject to adjustment as provided for herein, each Warrant entitles the holder thereof to purchase from the Corporation, upon and subject to the terms and conditions set forth herein, one Common Share in the capital of the Corporation (the "Shares") at the price of US$0.075 at any time until 4:30 p.m. (Vancouver time) (the "Expiry Time") on March 14, 2007 (the "Expiry Date").

                                    ARTICLE 1
                              TERMS AND CONDITIONS

1.1 Exercise Price

Subject to adjustment thereof in the events and in the manner set forth below, the price (the "Exercise Price") payable for each Share upon the exercise of each Warrant shall be US$0.075 in lawful money of the United States of America at any time prior to the Expiry Time on the Expiry Date.


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1.2 Method of Exercise

The right to purchase Shares of the Corporation may only be exercised by the Holder by:

      (a) duly completing and executing the attached subscription form in the manner indicated; and

      (b) surrendering this warrant certificate and the duly completed and executed subscription form to the Corporation at its principal office in Littleton, Colorado, together with payment of the purchase price for the Shares of the Corporation subscribed for (as calculated by multiplying the Exercise Price by the total number of Shares subscribed for) in the form of cash, a bank draft or a certified cheque payable to or to the order of the Corporation.

1.3 Issuance of Share Certificates

Upon surrender of this warrant certificate, delivery of a duly completed and executed subscription form and payment of the Shares subscribed for, the Corporation will issue to the Holder the number of Shares subscribed for and will, within the next three business days mail to the Holder a certificate evidencing such Shares, together with cash, as provided in section 3.8, in respect of any fraction of a share otherwise issuable upon such surrender. To the extent permitted by applicable law, such share certificate shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Shares as of the date of exercise of the Warrants.

1.4 Issuance of Warrant Certificates for Unexercised Warrants

If the Holder subscribes for a lesser number of Shares than the aggregate number of Shares issuable upon exercise of the Warrants the Corporation will forthwith cause to be delivered to the Holder a new warrant certificate in respect of the balance of the Warrants.

                                    ARTICLE 2
                       RESERVATION AND ISSUANCE OF SHARES

2.1 Reservation of Shares to be Issued

The Corporation has reserved out of its authorized and unissued Shares, and will at all times until the Expiry Time on the Expiry Date have authorized and reserved for issuance, a sufficient number of Shares to provide for the exercise of all of the Warrants.

2.2 Characteristics of Shares to be Issued

All Shares issuable upon exercise of the Warrants will, at the time of issuance thereof, be duly authorized and validly allotted and issued as fully paid and non-assessable shares in the capital of the Corporation, free and clear of any and all liens, claims, security interests, pledges, encumbrances, equities and charges.


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                                    ARTICLE 3
              ADJUSTMENT OF SUBSCRIPTION RIGHTS AND EXERCISE PRICE

3.1 Adjustment of Subscription Rights

If at any time after the date hereof and prior to the Expiry Time on the Expiry Date, there is a capital reorganization of the Corporation or a change in respect of or affecting the Shares not otherwise provided for in this Article 3 or a consolidation, merger or amalgamation of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), the Holder will be entitled to receive, upon the exercise of the right to purchase Shares hereunder at any time after the record date for such Capital Reorganization, in lieu of the number of Shares to which it was entitled upon exercise, the aggregate number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, the Holder had been the registered holder of the number of Shares to which it was entitled upon exercise, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this
Article 3; provided, however, that no such Capital Reorganization will be carried into effect unless all necessary steps have been taken so that the Holder will thereafter be entitled to receive such number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization.

3.2 If at any time after the date hereof and prior to the Expiry Time on the Expiry Date, any adjustment in the Exercise Price shall occur as a result of:

      (a)   an event referred to in paragraph 3.3(a);

      (b) the fixing by the Corporation of a record date for an event referred to in paragraph 3.3(b); or

      (c) the fixing by the Corporation of a record date for an event referred to in paragraph 3.3(c) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Shares of (i) Equity Shares, (ii) securities exchangeable for or convertible into Equity Shares at any exchange or conversion price per Equity Share less than the Current Market Price on such record date, or (iii) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Share less than the Current Market Price on such record date, then the number of Shares issuable upon the subsequent exercise of the Warrants shall be adjusted simultaneously with the adjustment to the Exercise Price by multiplying the number of Shares issuable upon the exercise of the Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price.

3.3 Adjustment of Exercise Price

The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

      (a) If and whenever at any time after the date hereof and prior to the Expiry Time on the Expiry Date, the Corporation:

            (i) subdivides its outstanding Shares into a greater number of shares;

            (ii) consolidates its outstanding Shares into a smaller number of shares; or

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

            (iii) issues  Shares to the holders of all or  substantially  all of its outstanding Shares by way of a stock dividend or other distribution other than a dividend paid in the ordinary course;

            (any of such events being called a "Share Reorganization"), the Exercise Price will be adjusted effective immediately after the record date of the Share Reorganization at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to the record date by a fraction of which:

                  A.    the   denominator   shall  be  the   number   of  Shares
                        outstanding immediately after giving effect to the Share Reorganization; and

                  B. the numerator shall be the number of Shares outstanding on such record date before giving effect to the Share Reorganization.

      (b) If and when at any time after the date hereof and prior to the Expiry Time on the Expiry Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled, during a period expiring not more than 45 days after the date of issue of such rights, options or warrants (the "Rights Period"), to subscribe for or purchase Shares at a price per share, or securities convertible into Shares at a conversion price per share during the Rights Period to the holder, of less than 95% of the Current Market Price of the Shares on the record date for the issue of such rights, options or warrants (any of such events being called a "Rights Offering"), the Exercise Price will be adjusted effective immediately after the end of the Rights Period by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction of which:

            (i) the denominator shall be the number of Shares outstanding, or the number of Shares which would be outstanding if all such securities convertible into Shares were converted into Shares during the Rights Period, in both cases after giving effect to the Rights Offering and including the number of Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

            (ii)  the numerator shall be the aggregate of:

                  A. the number of Shares outstanding as of the record date for the Rights Offering; and

                  B. a number determined by dividing (1) either (a) the product of the number of Shares issued or subscribed for during the Rights Period upon the exercise of the rights, options or warrants under the Rights Offering and the price at which such Shares are offered or, as the case may be, (b) the product of the conversion price of such securities convertible into Shares and the number of Shares for or into which the securities so offered pursuant to the Rights Offering could have been converted during the Rights Period, by (2) the Current Market Price of the Shares as of the record date for the Rights Offering.

            Any Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

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            If the  Holder  has  exercised  the  right  to  purchase  Shares  in accordance with the provisions of this warrant certificate during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for that Rights Offering then, in addition to the Shares to which the Holder is otherwise entitled upon such exercise in accordance with this warrant certificate, the Holder will be entitled to that number of additional Shares which, when added to the number of Shares to which the Holder is entitled upon such exercise in accordance with this warrant certificate, equals the number of Shares to which the Holder would have been entitled upon exercise in accordance with this warrant certificate if the Holder had exercised the right to purchase after the adjustment of the Exercise Price effective immediately after the end of the Rights Period; provided, however, that the provisions of paragraph 3.8 will be applicable to any fractional interest in a Share to which the Holder might otherwise be entitled. Such additional Shares shall be deemed to have been issued to the Holder immediately following the end of the Rights Period.

      (c) If and when at any time after the date hereof and prior to the Expiry Time on the Expiry Date, the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of its outstanding Shares of:

            (i)   shares of any class;

            (ii)  evidences of its indebtedness;

            (iii) assets or property; or

            (iv) rights, options or warrants to subscribe for or purchase any of the foregoing (other than rights, options or warrants to purchase Shares exercisable within 45 days of the record date at a price per Share equal to or greater than 95% of the then Current Market Price);

            and if such issue or distribution does not constitute a Share Reorganization, a Rights Offering or a dividend paid in the ordinary course (any of such events described in subparagraphs 3.3(c)(i) through 3.3(c)(iv) being called a "Special Distribution"), the Exercise Price will be adjusted immediately after the record date at which the holders of Shares are determined for the purpose of the Special Distribution by multiplying the Exercise Price in effect on such record date by a fraction of which:

                  A. the denominator shall be the product obtained when the number of Shares outstanding on the record date is multiplied by the Current Market Price of the Shares on such date; and

                  B. the numerator shall be the difference obtained when (1) the amount by which the aggregate fair market value at the time of distribution thereof (as determined by the board of directors on the basis of generally accepted accounting principles) of the shares, rights, options, warrants, evidences of indebtedness or assets or property, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the board of directors on the basis of generally accepted accounting principles) of the consideration, if any, received therefor by the Corporation, is subtracted from (2) the product obtained when the number of Shares outstanding on the record date is multiplied by the Current Market Price of the Shares on such date;


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                        however,  no such adjustment shall be made if the result
                        of such adjustment would be to increase the Exercise Price in effect immediately before such record date. Any
                        Shares   owned  by  or  held  for  the  account  of  the
                        Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such distribution is not so made, the Exercise Price will be readjusted effective immediately to the Exercise Price that would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets or property actually distributed.

3.4 Adjustment of Subscription Rights in Certain Circumstances

In the case of any reclassification of, or other change in, the outstanding Shares other than a Share Reorganization a Capital Reorganization or a Special Distribution, the subscription rights provided herein shall be adjusted immediately after the record date for such reclassification or other change so that the Holder shall be entitled to receive, upon the exercise of such rights at any time after the record date of such reclassification or other change, such shares as it would have received had the Warrants been exercised in full immediately prior to such record date, such shares to be subject to adjustment thereafter in accordance with provisions the same, as nearly may be possible, as those contained in this Article 3.

3.5 Rules for Adjustment of Subscription Rights and Exercise Price

      For the purpose of this Article 3:

      (a) The adjustments provided for in this Article 3 are cumulative and will be made successively whenever an event referred to in a particular provision of this Article 3 occurs, subject to the following provisions of this section 3.5.

      (b) No adjustment to the Exercise Price will be made in respect of any event described in section 3.3, other than the events referred to in subparagraphs 3.3(a)(i) and 3.3(b)(i), if the Holder is entitled to participate in such event on the same terms as though and to the same effect as if it had exercised the Warrants in full prior to or on the effective date or record date of such event (any such participation being subject to the prior consent of The Toronto Stock Exchange).

      (c) No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price and no adjustment will be made in the number of Shares issuable on exercise of the Warrants unless it would result in a change of at least one-hundredth of a share; provided, however, that any adjustments which by reason of this paragraph 3.5(c) are not required to be made will be carried forward and taken into account in any subsequent adjustment.

      (d) If the Corporation sets a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action legally abandons its plan to pay to deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price or the number of Shares issuable upon the exercise of the Warrants will be required by reason of the setting of such record date.

      (e) If any question at any time arises with respect to the Exercise Price or the number of Shares issuable upon exercise of the Warrants or with respect to the amount of any cash payment to be made in lieu of issuing a fractional share, such question will be conclusively determined by the auditors of the Corporation and will be binding.


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      (f)   In the absence of a resolution  of the board of  directors  fixing a record date for a Share Reorganization, Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date thereof the date on which the Share Reorganization, Special Distribution or Rights Offering is effected.

3.6 Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment pursuant to sections 3.1, 3.2, 3.3 or 3.4, the Corporation shall take all actions which may, in the opinion of a solicitor acceptable to the Holder, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

3.7 Notice of Adjustment of Exercise Price and Subscription Rights

At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in the Exercise Price or the number of Shares issuable upon the exercise of the Warrants, the Corporation shall give written notice to the Holder specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such a notice has been given is not then determinable, the Corporation shall forthwith after such adjustment is determinable give written notice to the Holder evidencing a computation of such adjustment.

3.8 Fractional Share Interests

The Corporation shall not be required to issue fractional Shares upon any exercise of the Warrants. If any fractional interest in a Share would, except for the provisions of this section 3.8, be deliverable upon the exercise of the Warrants, the Corporation shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder an amount equal to the Current Market Price of the Shares on the date of exercise of the Warrants multiplied by such fractional interest.

3.9 Definitions

In this Article 3:

      (a)   "board  of   directors"   means  the  board  of   directors  of  the
            Corporation;

      (b) "Shares" means the Common Shares without par value in the capital of the Corporation and if there is a change in respect of or affecting the Shares referred to in sections 3.1, 3.2, 3.3 or 3.4, then "Shares" shall mean the shares or other securities or property issuable or receivable on the exercise of the Warrants as a result of any such change;

      (c) "Current Market Price" of the Shares at any date means the weighted average trading price of the Shares on any stock exchange in Canada or the United States on which the Shares are listed and posted for trading as may be selected for that purpose by the board of directors, during the ten most recent trading days ending on a date not earlier than the fifth trading day before that date or, if the Shares are not listed and posted for trading on any stock exchange, the Current Market Price as determined by the board of directors in accordance with generally accepted accounting principles;

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      (d)   "dividend paid in the ordinary  course" means a dividend paid on the
            Shares in any financial year of the Corporation, whether in (1) cash, (2) securities of the Corporation, including rights, options or warrants (but excluding rights, options or warrants referred to in paragraph 3.3(b) and rights, options or warrants referred to in parentheses in subparagraph 3.3(c)(iv) to purchase any securities of the Corporation or property or other assets of the Corporation or
            (3) property or other assets of the Corporation, to the extent that the amount or value of such dividend together with the amount or value of all other dividends theretofore paid during such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the board of directors based on generally accepted accounting principles) does not exceed the greater of:

            (i) of the aggregate amount of dividends paid by the Corporation on the Shares in the period of 12 consecutive months ended immediately prior to the first day of such financial year; or

            (ii) of the consolidated net income of the Corporation before extraordinary items for (but after dividends payable on all shares ranking prior to or on a parity with the payment of dividends with the Shares in respect of) the period of 12 consecutive months ended immediately prior to the first day of such financial year (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Corporation for such period of 12 consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation;

      (e) "Equity Shares" means the Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends; and

      (f) "trading day" with respect to any stock exchange means a day on which that exchange is open for business and on which at least one board lot of the Shares of the Corporation is traded.

                                    ARTICLE 4
                            NO RIGHTS AS SHAREHOLDERS

4.1 Nothing contained herein shall be construed as conferring upon the Holder, by reason only of holding the Warrants, any rights as a shareholder of the Corporation.

                                    ARTICLE 5
                                      TAXES

5.1 The Corporation shall pay all expenses, charges and documentary stamp or issue taxes, if any, attributable to the issuance of Shares upon the exercise of the Warrants.


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                                    ARTICLE 6
                            REPLACEMENT CERTIFICATES

6.1 In case this or any other certificate representing the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new certificate of like tenor and representing the same number of the Warrants as such mutilated, lost, stolen or destroyed certificate, upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of such certificate and an indemnity or bond, if requested, reasonably satisfactory to the Corporation.

                                    ARTICLE 7
                               GENERAL PROVISIONS

7.1 The terms hereof shall be governed by and construed in accordance with the laws of the Province of British Columbia.

7.2 All of the covenants and provisions hereof by or for the benefit of the Corporation or the Holder shall bind and inure to the benefit of their respective successors.

7.3 Time shall be of the essence hereof.

IN WITNESS WHEREOF Vista Gold Corp. has caused this warrant certificate to be signed by its duly authorized officer as of the ____ day of __________________, 200__.


                                                 VISTA GOLD CORP.


                                                 By:
                                                    ----------------------------
                                                    Authorized Signatory


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

                                SUBSCRIPTION FORM

TO:   Vista Gold Corp. (the "Corporation")
      Suite 5, 7961 Shaffer Parkway
      Littleton, Colorado
      U.S.A.  80127

      The  undersigned  holder  of  the  attached  Warrant   Certificate  hereby
exercises _______ Warrants and thereby subscribes for _______________ Common Shares of the Corporation (the "Shares") on the terms specified in the Warrant Certificate and encloses herewith, cash or a certified cheque or bank draft payable to the Corporation in payment of the subscription price for such shares.

      Please issue and deliver certificate(s) representing the Shares subscribed for as follows:

Name(s) in Full            Address(es)                           Number
    of Shares                  (include Postal Code)

---------------            -------------------------             --------------

---------------            -------------------------             --------------

---------------            -------------------------             --------------

---------------            -------------------------             --------------

      and to mail such certificates to:


                           -------------------------
                           (name)

                           -------------------------
                           (address)

                           -------------------------

                           -------------------------


           DATED this _______ day of ______________________, 20______.


                                       ---------------------------------------
                                       (Name of Holder - please print)

                                       ---------------------------------------
                                       Signature of Authorized Signatory


                                       ---------------------------------------
                                       Name of Authorized Signatory


                                       ---------------------------------------
                                       Title of Authorized Signatory



                                     - 11 -